UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As a result of entering into the transaction to sell the Antioxidants business, Chemtura Corporation (the “Company,” “Chemtura,” “We,” “Us” and “Our”) determined that discontinued operations treatment applied and classified the Antioxidants business as a discontinued operation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We have determined that it would be useful to investors to expand the year-to-date consolidated statements of operations and segment sales and operating profit disclosures made in the December 31, 2012 Form 10-K for fiscal years 2011 and 2012 to include quarterly segment sales and operating profit. Therefore, in the attached Exhibit, we have presented the consolidated statements of operations and segment sales and operating profit on both a GAAP and Managed Basis for the four quarters ended December 31, 2011 and 2012. These periods also reflect the add back of non-cash stock compensation expense to adjusted EBITDA, consistent with the presentation for year-to-date 2011 and 2012. For comparative purposes, we have also included the year-to-date GAAP and Managed Basis consolidated statements of operations and segment sales and operating profit for the fiscal years ended December 31, 2012 and December 31, 2011, which have been previously disclosed in our annual earnings press release that was filed on a Current Report on Form 8-K on February 25, 2013.

A copy of this filing, including the tables in an excel format, will be available on the Investor Relations section of our Web site at www.chemtura.com.

Managed Basis Financial Measures

The information presented in this Current Report on Form 8-K and in the attached Exhibit include financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business and assets; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations: impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments, and the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Historical GAAP and Managed Basis Consolidated Statements of Operations and Segment Information for the four quarters and fiscal years ended December 31, 2012 and 2011.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Stephen C. Forsyth Title: Executive Vice President & Chief Financial Officer

Date:	February 28, 2013

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Historical GAAP and Managed Basis Consolidated Statements of Operations and Segment Information for the four quarters and fiscal years ended December 31, 2012 and 2011.